SHENKMAN CAPITAL MANAGEMENT, INC.

COMPLIANCE MANUAL

August 2012

TABLE OF CONTENTS

I.	INTRODUCTION		1

II.	IDENTIFICATION OF CHIEF COMPLIANCE OFFICER AND SUPERVISED PERSONS		1

III.	COMPLIANCE POLICIES AND PROCEDURES		2

	A.	DISCLOSURES	2

	B.	INVESTMENT ADVISORY CONTRACTS	3

	C.	PORTFOLIO MANAGEMENT PROCESSES	4

	D.	TRADING AND BROKERAGE PRACTICES	5

	E.	VALUATION	7

	F.	INVESTMENT ADVISORY FEES	7

	G.	PROCEDURES TO PREVENT INSIDER TRADING	7

	H.	CODE OF ETHICS – PERSONAL TRADING PROCEDURES	7

	I.	SAFEGUARDING OF CLIENT ASSETS	7

	J.	ADVERTISING	9

	K.	USE OF SOLICITORS AND MARKETERS	9

	L.	PRIVACY POLICY AND PROCEDURES AND PROGRAM FOR PROTECTING CLIENT INFORMATION	10

	M.	PROXY VOTING POLICY AND PROCEDURES	10

	N.	IDENTIFICATION OF CONFLICTS OF INTEREST	10

	O.	BUSINESS CONTINUITY PLAN	10

	P.	BOOKS AND RECORDS	11

	Q.	ANTI-MONEY LAUNDERING	11

	R.	POLITICAL CONTRIBUTIONS	11

	S.	COMPLAINTS	11

IV.	ANNUAL REVIEW OF COMPLIANCE POLICIES AND PROCEDURES		11

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TABLE OF APPENDICES

Appendix A	Supervised Persons

Appendix B	Policy and Procedures Regarding Allocation Among Investment Advisory Clients and Investments by a Private Fund in a Registered Investment Company

Appendix C	Best Execution Policy and Review Procedures

Appendix D	Policy and Procedures Relating to Soft Dollar and Directed Brokerage Arrangements

Appendix E	Procedures Regarding Transactions Between Client Accounts

Appendix F	Error and Reallocation Procedures

Appendix G	Policy and Procedures for the Pricing of Portfolio Securities

Appendix H	Policy and Procedures to Detect and Prevent Insider Trading

Appendix I	Code of Ethics and Policies Governing Personal Securities Transactions

Appendix J	Privacy Policy and Procedures and Program for Protecting Client Information

Appendix K	Proxy Voting Policy and Procedures

Appendix L	Identification of Conflicts of Interest

Appendix M	Business Continuity Plan

Appendix N	Books & Records and Electronic Communications Policy

Appendix O	Statement of Policies and Procedures Relating to Anti-Money Laundering

Appendix P	Policies and Procedures Relating to Political Contributions and Payments to Third Party Solicitors

Appendix Q	Annual Certification for Team Members

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I.	INTRODUCTION

SHENKMAN CAPITAL MANAGEMENT, INC. (“Shenkman Capital”) is an investment adviser registered with the U.S. Securities and Exchange Commission (the “SEC”) under Section 203 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”). This Compliance Manual (the “Manual”) is designed to assist Shenkman Capital and its officers, directors (or other person occupying a similar status or performing similar functions), and team members and any other person who provides advice on behalf of Shenkman Capital and is subject to Shenkman Capital’s supervision and control (each, a “Supervised Person”), in preventing violations of the Advisers Act and the rules promulgated thereunder. Shenkman Capital has a copy of or has access to the Advisers Act and the applicable rules, which are available at www.sec.gov.

The Manual sets forth policies and procedures relating to various aspects of Shenkman Capital’s business and is designed to meet the requirements of Rule 206(4)-7 under the Advisers Act. Although each section of the Manual addresses a different compliance issue, procedures relating to certain issues may be found in more than one section.

Shenkman Capital is a fiduciary and, therefore, must serve the interests of its advisory clients. Shenkman Capital must adhere to the highest standard of care and diligence in conducting its business activities as is required by law, and must be particularly sensitive to situations in which the interests of its advisory clients may be directly or indirectly in conflict with those of Shenkman Capital. Compliance obligations are a priority of Shenkman Capital and its Supervised Persons. The failure of a Supervised Person to comply with these procedures may expose Shenkman Capital and such individual to significant consequences, including termination of employment with Shenkman Capital, potential monetary sanctions and criminal and civil penalties.

Shenkman Capital’s chief compliance officer (the “Compliance Officer”) is responsible for ensuring that each Supervised Person receives, or has access to, a copy of the most recently updated Manual, as it may be amended from time to time, and for implementing the policies and procedures contained in this Manual. Each Supervised Person is responsible for reading and following the Manual. The Manual includes the related appendices, as they may be revised from time to time. If you have any questions as to how these procedures relate to a particular situation, consult with the Compliance Officer. In addition, if you suspect, or become aware of, a violation (or possible violation) of any policy or procedure contained in this Manual, you should notify the Compliance Officer immediately.

Unless otherwise noted, all citations in this Manual refer to sections of the Advisers Act or to rules promulgated thereunder.

II.	IDENTIFICATION OF CHIEF COMPLIANCE OFFICER AND SUPERVISED PERSONS

A.	Shenkman Capital’s Compliance Officer is Richard H. Weinstein and his delegate(s), appointed from time to time by the Compliance Officer.

B.	The Compliance Officer is responsible for ensuring the implementation of this Manual, which may be accomplished by the Compliance Officer himself or through his delegate(s).

C.	Shenkman Capital’s Supervised Persons are identified in Appendix A, which will be revised as needed by the Compliance Officer.

III.	COMPLIANCE POLICIES AND PROCEDURES

A.	DISCLOSURES

1.	Form ADV

Shenkman Capital must complete and maintain an accurate Uniform Application for Investment Adviser Registration (“Form ADV”). Form ADV consists of Parts 1A, 2A (the “Firm Brochure”) and 2B (the “Brochure Supplement,” and together with the Firm Brochure, “Part 2”), as well as a series of attachments in the form of Schedules (for Part 1A and the Firm Brochure) and an Appendix (for the Brochure Supplement).

Brochure Supplements are prepared for each Supervised Person who: (i) formulates investment advice for a client and has direct client contact; or (ii) makes discretionary investment decisions for client assets even if the person has no direct client contact.

Shenkman Capital is responsible for maintaining the accuracy of the information in its Form ADV. Shenkman Capital is required to amend parts 1A and the Firm Brochure of its Form ADV and, with respect to the Firm Brochure, submit a summary of material changes thereto, at least annually, within 90 days of its fiscal year end, and more often as required by the instructions to the Form ADV. Shenkman Capital is also required to promptly update its Brochure Supplement when the information contained therein becomes materially inaccurate.

The Adviser must file parts 1A and 2A of its Form ADV with the SEC via the Investment Adviser Registration Depository (“IARD”), and maintain copies thereof in its files.

2.	Delivery

Shenkman Capital is required to furnish its Firm Brochure to each of its advisory clients and prospective advisory clients, including investors in private investment vehicles sponsored by Shenkman Capital (each a “Sponsored Fund” and, collectively, the “Sponsored Funds”). Shenkman Capital must deliver the Firm Brochure to an advisory client or a prospective advisory client before or at the time it enters into an advisory contract with the client. Shenkman Capital’s standard form of investment advisory contract contains an acknowledgement of receipt of the Firm Brochure.

Shenkman Capital will deliver, without charge, to each client on an annual basis, no later than 120 days after the end of its fiscal year, an updated Firm Brochure, including a summary of material changes thereto, and any applicable Brochure Supplements.

3.	Disclosure of Financial and Disciplinary Information

In addition to financial and disciplinary information required to be disclosed in Part 1A and the Firm Brochure (each a “Disclosure Event.”), Shenkman Capital shall disclose disciplinary history material to a client’s evaluation of certain Supervised Persons’ integrity in their Brochure Supplement. Senior management and other Supervised Persons have an obligation to inform the Compliance Officer of the occurrence of a Disclosure Event or any other event that might require disclosure to clients or disclosure on Form ADV.

If a Disclosure Event or other disclosable event is reported to the Compliance Officer, the Compliance Officer will prepare the necessary disclosure and ensure that it is appropriately disseminated.

4.	Client Reporting

Shenkman Capital’s policies regarding the periodic statements and/or reports that will be delivered to Shenkman Capital’s clients (including clients that are investors in Sponsored Funds) are set forth under the heading “Review of Accounts” in the Firm Brochure. The Compliance Officer will ensure that these reports are sent to clients in accordance with such policies.

5.	Anti-Fraud Provisions/Rule

Section 206 of the Advisers Act, otherwise known as the anti-fraud provisions, makes it unlawful for any investment adviser, by use of the mails or any means or instrumentality of interstate commerce, directly or indirectly: (i) to employ any device, scheme, or artifice to defraud any client or prospective client; (ii) to engage in any transaction, practice, or course of business which operates as a fraud or deceit upon any client or prospective client; (iii) acting as a principal for its own account, knowingly to sell any security to, or purchase any security from, a client, or, acting as a broker for a person other than such client, knowingly to effect any sale or purchase of any security for the account of such client, without disclosing to such client in writing before the completion of such transaction the capacity in which the adviser is acting and obtaining the consent of the client to such transaction; or (iv) to engage in any act, practice, or course of business which is fraudulent, deceptive, or manipulative. The SEC has adopted a number of rules that identify specific conduct and activities that would constitute a violation of Section 206.

Under the anti-fraud provisions of the Advisers Act, Shenkman Capital has an obligation to make full and adequate disclosure to clients regarding potential and actual conflicts of interest and to keep current all disclosure and marketing materials provided to its clients or investors in Sponsored Funds. In addition, Rule 206(4)-8 prohibits Shenkman Capital from making false or misleading statements or engaging any fraudulent, deceptive or manipulative conduct with respect to investors and prospective investors in Sponsored Funds. Rule 206(4)-8 applies to any materials or statements prepared or made by Shenkman Capital to any prospective or existing investor in such Sponsored Funds.

B.	INVESTMENT ADVISORY CONTRACTS

1.

The Compliance Officer must review each advisory contract entered into with clients (“Advisory Contract”). The Compliance Officer must also review the form of Advisory Contract (if any) entered into with a Sponsored Fund or its affiliates.

2.

Before an Advisory Contract is executed on behalf of Shenkman Capital, the Compliance Officer will confirm that the contract includes an “Assignment Clause” to the effect that Shenkman Capital may not “assign” the agreement without the client’s consent.

3.	Among other things, the Advisory Contract should:

•	set forth Shenkman Capital’s authority (discretionary or non-discretionary) over the client’s account;

•	describe the duties to be performed by Shenkman Capital;

•	identify the client’s investment objective, guidelines and any account restrictions;

•	specify Shenkman Capital’s compensation and the manner of payment;

•	include provisions for terminating the contract;

•

to the extent Shenkman Capital or any of its affiliates derive any benefits, including the receipt of compensation of any kind and/or any form of reimbursement arrangement, such benefits, services and/or arrangements should be fully described and disclosed in the Advisory Contract and it may be appropriate to describe and disclose such benefits, services and/or arrangements in other places, such as in Part 2A or 2B of the ADV and other offering materials and will need to be monitored by the Compliance Officer; and

•	contain the client’s acknowledgement of receipt of Part 2A unless another written acknowledgement of receipt previously has been signed by the client.

4.	Whenever the client’s investment objectives, guidelines or restrictions or any other term of an Advisory Contract has changed, the Advisory Contract should be amended to reflect the changes.

5.	An Advisory Contract may not contain any of the following terms:

•

Limitation of Liability (“Hedge Clauses”) – An Advisory Contract may not require that the client waive any rights against Shenkman Capital that the client has under the federal securities laws. However, the Advisory Contract may limit the liability of Shenkman Capital (e.g., to cases in which Shenkman Capital does not act with gross negligence, recklessness, or in a willfully improper or in an illegal manner), provided that it is clear that no waiver of rights under federal securities laws is intended.

•	Termination Penalties – An Advisory Contract may not impose a penalty on the client for terminating the contract or the services of Shenkman Capital.

C.	PORTFOLIO MANAGEMENT PROCESSES

1.	Allocation of Investment Opportunities Among Clients

As a fiduciary, Shenkman Capital must allocate investment opportunities among its clients in a fair and equitable manner. Shenkman Capital will allocate all securities and other investment opportunities among clients in accordance with Shenkman Capital’s policies and procedures regarding trade allocations, as set forth in Appendix B.

2.	Consistency with Client Investment Objectives/Restrictions

Each client account (including each Sponsored Fund) will be reviewed on a periodic basis by the Compliance Officer, with the assistance of portfolio managers, if necessary, to determine whether the account is being managed in a manner that is consistent with the client’s investment objectives, guidelines and/or restrictions, as communicated to Shenkman Capital. In the case of Sponsored Funds, the offering memorandum for each such Sponsored Fund should be reviewed for consistency and compliance.

3.	Comparative Review of the Performance of Similarly Managed Accounts

At least semi-annually, the Compliance Officer, with the assistance of portfolio managers, if necessary, will compare the performance of Shenkman Capital’s client accounts that have substantially similar investment objectives, guidelines and restrictions. The Compliance Officer will report any unexplained significant discrepancies to senior management to determine appropriate action.

4.	Consistency with Certain Legal Restrictions

Periodically, the Compliance Officer, with the assistance of other Supervised Persons, if necessary, will determine whether each private fund (advised or sponsored by Shenkman Capital) is in compliance with Section 12(d) of the Investment Company Act of 1940 as set forth in Appendix B. The Compliance Officer, with the assistance of other Supervised Persons, if necessary, will also review client accounts to determine whether Shenkman Capital is in compliance with other applicable legal requirements including, but not limited to, Section 13 and Section 16 of the Securities Exchange Act of 1934. In addition, Shenkman Capital will monitor compliance with its anti-money laundering procedures, as set forth in Appendix O.

D.	TRADING AND BROKERAGE PRACTICES

1.	Best Execution and Soft Dollar Arrangements

a.

Shenkman Capital has a duty to obtain “best execution” for its advisory clients’ securities transactions. To fulfill this obligation, Shenkman Capital generally must execute securities transactions in such a manner that the client’s total cost or proceeds in each transaction is the most favorable under the circumstances. The SEC has stated that in deciding what constitutes best execution, the determinative factor is not the lowest possible price or commission cost, but whether the transaction represents the best qualitative execution. In seeking best execution, Shenkman Capital should consider the full range of the broker’s services, including the value of research provided, execution capability, commission rate, financial responsibility and responsiveness. The SEC has, however, indicated that an investment manager need not solicit competitive bids on each transaction.

b.

The Compliance Officer will periodically monitor Shenkman Capital’s trading to ensure that Shenkman Capital has obtained best execution in accordance with the policies and procedures as set forth in Appendix C.

c.

Section 28(e) of the Securities Exchange Act of 1934 permits Shenkman Capital to pay more than the lowest available commission rate (or otherwise “pay up”) to compensate that broker for research and other products and services that provide lawful and appropriate assistance to Shenkman Capital in carrying out its investment decision-making responsibilities (often referred to as “soft-dollar” arrangements). Shenkman Capital does not currently participate in any soft dollar arrangements, although it may do so in the future. Therefore, all soft dollar arrangements must be reviewed by the Compliance Officer before being implemented and will be in accordance with Shenkman Capital’s policies and procedures concerning the use of “soft dollars,” as set forth in Appendix D from time to time.

2.	Client Directed Brokerage

Certain of Shenkman Capital’s clients may direct that Shenkman Capital execute all or a portion of the transactions for such client’s account through a specific broker, in return for such broker providing the client with various services. This direction restricts Shenkman Capital’s discretion to select brokers and negotiate commission rates and/or security prices and may adversely affect Shenkman Capital’s ability to obtain best price and execution. Accordingly, when a client directs brokerage to a specific broker, Shenkman Capital: (i) requires that the client provides such direction in writing to Shenkman Capital; and (ii) provides the client with appropriate written disclosure. Shenkman Capital has adopted procedures regarding client directed brokerage, which are set forth in Appendix D.

3.	Trade Aggregation

Shenkman Capital may aggregate orders for its client accounts for trade execution with the same broker. When trades are aggregated, each participating account will generally be allocated securities on an average price basis. Shenkman Capital’s policies and procedures concerning trade aggregation are included in its trade allocation procedures, which are set forth in Appendix B.

4.	Principal and Cross Transactions

a.

Principal and Cross Transactions. Neither Shenkman Capital nor any of its affiliates may, directly or indirectly: (i) while acting as principal for its own account, knowingly sell any security to, or purchase any security from, an advisory client; or (ii) while acting as broker for a person other than such client, knowingly effect any sale or purchase of any security for the account of an advisory client without, in each case, disclosing to such client in writing, prior to the completion of such transaction, the capacity in which Shenkman Capital is acting, and obtaining the consent of the advisory client to the transaction. Blanket consents (prior consent obtained to cover a category of transactions) are not sufficient for this purpose. The SEC does not consider an adviser to be acting as a broker for an account when the adviser does not receive additional transaction-based compensation.

b.

Agency Cross Transactions. An agency cross transaction is a transaction in which an investment adviser acts as the broker for both the seller and purchaser of a security (and either the seller or the purchaser is a client). Shenkman Capital may not participate in agency cross transactions.

c.

Transactions Between Client Accounts. From time to time, Shenkman Capital may seek to execute transactions between client accounts. Such transactions must be pre-approved by the Compliance Officer. The Compliance Officer is responsible for ensuring that such transactions are conducted in accordance with Shenkman Capital’s policies and procedures, as set forth in Appendix E.

5.	Errors and Reallocations

Consistent with its fiduciary duties, Shenkman Capital’s policy is to take the utmost care in making and implementing investment decisions for its client accounts. To the extent an error occurs, Shenkman Capital seeks to ensure that its clients’ best interests are served. Shenkman Capital’s policies and procedures concerning errors and reallocations are set forth in Appendix F.

E.	VALUATION

1.	Client account assets must be valued for all purposes in accordance with Shenkman Capital’s procedures regarding valuation which are set forth in Appendix G.

2.

If a Supervised Person believes that the existing valuation procedures do not provide for an accurate valuation of a particular asset or class of assets in a client’s account, he or she must report this matter immediately to the Compliance Officer.

3.	At least annually, the Compliance Officer will meet with Shenkman Capital’s portfolio personnel to review the valuation procedures to determine whether any revisions are necessary.

F.	INVESTMENT ADVISORY FEES

1.	Investment advisory fees should be accurately described in the Form ADV and documented in each client’s written contract. Any changes to fee arrangements with a client should be in writing.

2.	The bills and invoices Shenkman Capital provides to clients should be reviewed to ensure that all advisory fees are properly calculated.

3.	Performance-based compensation is only permitted in accordance with the Advisers Act and the applicable rules. All such arrangements must be reviewed by the Compliance Officer.

4.	Special requirements may apply to prepaid advisory fees and such arrangements must be reviewed by the Compliance Officer.

G.	PROCEDURES TO PREVENT INSIDER TRADING

Shenkman Capital has adopted and implemented written policies and procedures that are designed to prevent the misuse of material nonpublic information by Shenkman Capital and its Supervised Persons. The Compliance Officer is responsible for the implementation of such procedures. Shenkman Capital’s current written policies and procedures to detect and prevent insider trading are set forth in Appendix H.

H.	CODE OF ETHICS – PERSONAL TRADING PROCEDURES

Shenkman Capital and its Supervised Persons may effect transactions for their own accounts in the same securities purchased and sold for the accounts of Shenkman Capital’s clients. To ensure that trading by Shenkman Capital and its Supervised Persons is conducted in a manner that does not adversely affect Shenkman Capital’s clients and in a manner consistent with the fiduciary duty owed by Shenkman Capital to its clients, Shenkman Capital has adopted a Code of Ethics and Policies Governing Personal Securities Transactions, which is set forth in Appendix I.

I.	SAFEGUARDING OF CLIENT ASSETS

1.

If Shenkman Capital has or is deemed to have direct or indirect control over client assets, and, accordingly, has custody of such client assets, such client securities and or funds must be held by “qualified custodians” and Shenkman Capital must comply with all other requirements of applicable rules.

Examples of circumstances in which Shenkman Capital will have custody of client assets include: (i) the receipt of securities litigation settlement checks intended for a client (or former client); (ii) the receipt of a tax refund on behalf of a client (or former client); (iii) the receipt of stock certificates or dividend checks in the name of a client (or former client); (iv) if Shenkman Capital calculates its advisory fee, bills the custodian and the custodian automatically deducts fees from client accounts (through arrangements with clients and the qualified custodian); (v) if Shenkman Capital or an affiliate is a general partner of a limited partnership or managing member of a limited liability company, or holds a comparable position for a Sponsored Fund; and (vi) if Shenkman Capital or an affiliate is a trustee of a trust for the benefit of a client.

If a Shenkman Capital team member inadvertently receives from non-clients: (i) securities litigation settlement checks; (ii) tax refunds; (iii) stock certificates or dividend checks; or (iv) any other asset, certificate or document purporting to evidence ownership in an asset, in each case for or on behalf of a current or former client, such team member should immediately advise the Compliance Officer. Furthermore, where appropriate, the Compliance Officer must promptly take the following steps:

a.	promptly identify the assets that it has inadvertently received from a non-client;

b.	promptly identify the client (or former client) to whom such assets are attributable;

c.	promptly forward the assets to its client (or former client) or a qualified custodian, but in no event later than five (5) business days following Shenkman Capital’s receipt of such assets;

d.

promptly return to the non-client sender any assets which Shenkman Capital does not forward to its client (or former client) or a qualified custodian, but in no event later than five (5) business days following Shenkman Capital’s receipt of such assets; and

e.

maintain and preserve appropriate records of all client assets inadvertently received by Shenkman Capital, including a written explanation of whether (and, if so, when) the assets were forwarded to its client (or former client) or a qualified custodian, or were otherwise returned to the non-client sender.

If a Shenkman Capital team member inadvertently receives assets from a client, as well as any assets from a non-client not described above, such team member should immediately advise the Compliance Officer who must promptly return the assets to the client or sender, which in any event must be within three (3) business days of receipt.

2.

If Shenkman Capital has custody of client assets within the meaning of Rule 206(4)-2, in addition to ensuring that client assets are maintained with a qualified custodian, either Shenkman Capital or the custodian must send quarterly statements to the client identifying all assets and reflecting all transactions in the account during the quarter, including the deduction of fees. There are exceptions from the annual “surprise audit” and certain reporting provisions of Rule 206(4)-2 if the client is a Sponsored Fund that provides audited financial statements to its investors that have been prepared by a PCAOB-registered auditor in accordance with U.S. generally accepted accounting principles within 120 days after the end of the Sponsored Fund’s fiscal year. There may be other exceptions in Rule 206(4)-2 that may also apply. The Compliance Officer is responsible for monitoring client arrangements to determine whether Shenkman Capital has custody of client assets and for compliance with Rule 206(4)-2, including any amendments thereto.

3.

If Shenkman Capital or an affiliate is a trustee of a trust for the benefit of a client, the person or persons so appointed will notify the Compliance Officer to ensure compliance with applicable rules.

4.	Only persons authorized to trade for a client’s account may do so. The Compliance Officer will monitor client accounts to ensure that only authorized persons trade for client accounts.

J.	ADVERTISING

1.

The Advisers Act regulates Shenkman Capital’s advertising practices and sets forth a general prohibition preventing Shenkman Capital from, directly or indirectly, publishing, circulating, or distributing any advertisement that contains any untrue statement of a material fact or that is otherwise false or misleading. In addition, marketing materials and performance information provided to investors or prospective investors in the Sponsored Funds are subject to the anti-fraud provisions of the Advisers Act.

2.

An advertisement is defined to include any notice, circular, letter or other written communication addressed to more than one person or any notice or announcement in any publication or by radio or television that offers any analysis, report, or publication regarding securities, any graph, chart, formula or other device for making securities decisions, or any other investment advisory services regarding securities. This broad definition generally encompasses seminar and telephone scripts, any form letter and the written material in booklets used by advisers for presentations to prospective clients.

3.

All advertisements should be brought to the attention of the Compliance Officer. Special areas of concern in advertisements include: (i) testimonials of any kind; (ii) use of performance information, (iii) selective disclosure of recommendations or portfolio holdings, including past specific recommendations; (iv) the offer of a free service, report or analysis; (v) use of the term “investment counsel;” (vi) reference to any recommendation or approval of Shenkman Capital by the SEC; and (vii) reference to any device, formula, chart or graph that may assist someone in making investment decisions. In addition, except in limited circumstances, all past performance must be presented net of all fees and expenses. The Compliance Officer is responsible for ensuring that all advertisements, including all marketing materials, are in accordance with applicable provisions of the Advisers Act – and applicable SEC interpretive no-action letters.

K.	USE OF SOLICITORS AND MARKETERS

1.

Shenkman Capital will not provide or agree to provide, directly or indirectly, payment to any third party to solicit advisory business from a government entity on its behalf unless such third party is a “regulated person” within the meaning of Rule 206(4) – 5.

2.

Before Shenkman Capital enters into any arrangement where it will pay a cash fee, directly or indirectly, to a solicitor or marketing agent for referring new clients or investors in Sponsored Funds to Shenkman Capital, the Compliance Officer must review the arrangement and ensure that it complies with applicable rules.

3.

All solicitation and marketing arrangements with third parties must be in writing and disclosed to clients in Form ADV or otherwise. In addition, the solicitor must provide a written disclosure statement to potential clients describing the solicitor’s compensation arrangements with Shenkman Capital. An acknowledgment from the client that it has received such disclosure must be maintained by Shenkman Capital.

L.	PRIVACY POLICY AND PROCEDURES AND PROGRAM FOR PROTECTING CLIENT INFORMATION

Shenkman Capital is required to adopt and implement a privacy policy as well as procedures that address administrative, technical, and physical safeguards for the protection of customer records and information and the dissemination to certain clients of a summary of such policies. Shenkman Capital’s privacy policy and procedures for protecting client information is set forth in Appendix J.

M.	PROXY VOTING POLICY AND PROCEDURES

If Shenkman Capital exercises voting authority with respect to client securities, Shenkman Capital is required to adopt and implement written policies and procedures that are reasonably designed to ensure that Shenkman Capital votes client securities in a manner consistent with the best interests of such client. The SEC has indicated that a discretionary investment manager is required to exercise voting authority with respect to client securities, even if the investment advisory agreement is silent on this point, unless the client has specifically retained voting authority. Shenkman Capital’s proxy voting policy and procedures are set forth in Appendix K.

N.	IDENTIFICATION OF CONFLICTS OF INTEREST

1.

As a fiduciary, Shenkman Capital owes its clients a duty of loyalty. Accordingly, Shenkman Capital will examine its business to identify practices that may cause a conflict of interest between Shenkman Capital and its clients, disclose such conflicts of interest to its clients and develop policies and procedures to deal with such conflicts and to ensure that Shenkman Capital always acts in the best interests of its clients.

2.

The Compliance Officer is responsible for conducting a review of Shenkman Capital’s business practices at least annually to ensure that: (i) relevant disclosure is provided to its clients; and (ii) necessary policies and procedures are maintained and implemented.

3.	In conducting the annual review, the Compliance Officer will consider, among other things, those business practices, conflicts of interest and other matters described in Appendix L.

O.	BUSINESS CONTINUITY PLAN

Shenkman Capital is committed to providing for its business continuity in light of the occurrence of any natural or unnatural event that might cause a significant business disruption. Shenkman Capital’s Business Continuity Plan is set forth in Appendix M.

P.	BOOKS AND RECORDS

Shenkman Capital is required to create and maintain certain books and records for specified periods of time. The Compliance Officer will ensure that Shenkman Capital complies with the applicable provisions of Rule 204-2. Shenkman Capital may choose to maintain some or all of its books and records in electronic format. A description of the books and records that Shenkman Capital is required to create and maintain, and Shenkman Capital’s policies concerning electronic communications, are set forth in Appendix N.

Q.	ANTI-MONEY LAUNDERING

Shenkman Capital’s policies concerning anti-money laundering are set forth in Appendix O.

R.	POLITICAL CONTRIBUTIONS

Shenkman Capital is prohibited from receiving compensation for providing advisory services to a “government entity” (as defined in Rule 206(4)-5) for two years following any contribution, other than certain de minimis contributions, by Shenkman Capital or its “covered associates” (as defined in Shenkman Capital’s policies and procedures governing political contributions) to an “official” (as defined in Rule 206(4)-5) of a government entity who is or will be in a position to influence the award of advisory business. In addition, Shenkman Capital is also prohibited from coordinating, or soliciting others to make, contributions for an official of a government entity to which Shenkman Capital is providing or seeking to provide advisory services. Shenkman Capital’s policies and procedures governing political contributions are set forth in Appendix P.

S.	COMPLAINTS

All complaints from clients will be forwarded to the Compliance Officer, who will keep a record of such complaints. The Compliance Officer will confirm with appropriate personnel how such complaints should be resolved and will keep a record of such resolution or other disposition.

IV.	ANNUAL REVIEW OF COMPLIANCE POLICIES AND PROCEDURES

1.

Shenkman Capital will review this Manual and all related policies and procedures at least annually and upon the occurrence of: (i) any significant compliance event; (ii) any meaningful change in Shenkman Capital’s business arrangements; or (iii) any applicable regulatory developments. The purpose of the annual review will be to evaluate the adequacy of these policies and procedures and the effectiveness of their implementation.

2.	The Compliance Officer will ensure that the annual review is conducted and any necessary changes are implemented. The Compliance Officer will also make interim changes as appropriate.

3.	The Compliance Officer will document the annual review.

4.

The Compliance Officer will distribute this Manual to each team member at the commencement of his or her employment and annually thereafter, and require that all team members acknowledge receipt of the policies contained herein in the form attached hereto as Appendix Q.

APPENDIX I

CODE OF ETHICS AND POLICIES GOVERNING

PERSONAL SECURITIES TRANSACTIONS

INTRODUCTION

This Code of Ethics and Policies Governing Personal Securities Transactions (the “Code”) has been adopted by Shenkman Capital with respect to Shenkman Capital’s investment advisory services to all of its clients (each, a “Client”), including U.S. registered investment companies or series thereof advised or sub-advised by Shenkman Capital (each, a “Fund”). The Code establishes standards and procedures for the detection and prevention of inappropriate personal securities transactions by persons having knowledge of the investments and investment intentions of a Client and addresses other situations involving a potential conflict of interest. Definitions of underlined terms are included in Annex 1.

This Code is intended to ensure that persons subject to the Code conduct themselves in accordance with the following principles:

(i)	the duty at all times to place first the interests of Clients;

(ii)

the requirement that all personal securities transactions be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s responsibility and position of trust;

(iii)	the fundamental standard that Shenkman Capital personnel not take inappropriate advantage of their positions; and

(iv)	the duty at all times to comply with all applicable state and federal securities laws.

1.	WHO IS COVERED BY THIS CODE

This Code applies to all directors, officers and team members of Shenkman Capital. Certain provisions apply only to Access Persons and portfolio managers. Shenkman Capital forbids any Access Person from engaging in any conduct that is contrary to this Code or Shenkman Capital’s Policy and Procedures to Detect and Prevent Insider Trading and similar or related policies and procedures. All Access Persons are subject to the Code’s restrictions and requirements regarding opening securities accounts, effecting securities transactions, reporting securities transactions, maintaining information and documents in a confidential manner, and other matters.

Any team member who becomes aware of a violation of this Code by any other team member must promptly report such violation to the Chief Compliance Officer. Failure to comply with this Code is a very serious matter and may result in disciplinary action, including, among other things, monetary fines, profit disgorgement, and suspension or termination of employment.

2.	PRE-CLEARANCE REQUIREMENT

Access Persons. All Access Persons must obtain prior written approval from the Review Officer (Richard Weinstein) or Assistant Review Officer (or other team member designated by the Review Officer from time to time) before engaging in any personal securities transactions involving: (i) the securities of any company; (ii) shares of a Fund; (iii) an initial public offering; (iv) the private placement of securities; and (v) an investment opportunity of limited availability. FOR THE AVOIDANCE OF DOUBT, ALL ACCESS PERSONS ARE REQUIRED TO PRE-CLEAR PERSONAL SECURITIES TRANSACTIONS INVOLVING THE SECURITIES OF

INVESTMENT GRADE, HIGH YIELD RATED, AND NON-RATED COMPANIES. Approvals will generally be valid until the close of business on the next business day after approval is granted.

This pre-clearance requirement does not apply to transactions involving municipal bonds, mutual funds (other than a Fund), closed-end funds, exchange traded funds (ETFs), and exchange traded notes (ETNs).

3.	PROHIBITED TRANSACTIONS

(a)	All Directors, Officers and Team Members:

(i)

Prohibition Against Fraudulent Conduct. No director, officer or team member may use any information concerning a security held or to be acquired for a Client Account or his or her ability to influence any investment decisions, for personal gain or in a manner detrimental to the interests of a Client. In addition, no director, officer or team member shall, directly or indirectly:

(1)	employ any device, scheme or artifice to defraud a Client or engage in any manipulative practice with respect to a Client;

(2)

make to a Client, any untrue statement of a material fact or omit to state to a Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(3)	engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Client; or

(4)	engage in any manipulative practice with respect to a Client.

(ii)

Confidentiality. Except as required in the normal course of carrying out their business responsibilities, no director, officer or team member shall reveal information relating to the investment intentions or activities of any Client, or securities that are being considered for purchase or sale on behalf of any Client Account.

(b)	Access Persons. In addition to the restrictions in Section 3(a), Access Persons are subject to the following restrictions:

(i)

Blackout Period. Access Persons shall not purchase or sell a Covered Security that is held in a Client Account in a transaction over which such Access Person has direct or indirect influence or control on a day during which he or she knew or should have known a Client Account has a pending “buy” or “sell” order in that same security until that order is executed or withdrawn. For purposes of this Section 3, the: (i) common stock and any fixed income security of an issuer shall not be deemed to be the same security; (ii) non-convertible preferred stock of an issuer shall be deemed to be the same security as the fixed income securities of that issuer; (iii) convertible preferred stock of an issuer shall be deemed to be the same security as both the common stock and fixed income securities of that issuer; and (iv) the options of an issuer shall be deemed to be the same as the common stock of that issuer.

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(1)	Blackout Period Exclusions. The following transactions shall not be prohibited by this Code and are not subject to the pre-clearance requirements of Section 2 or the limitations of Section 3(b):

(A)

purchases or sales over which the Access Person has no direct or indirect influence or control (for this purpose, you are deemed to have direct or indirect influence or control over the accounts of a spouse, minor children and relatives residing in the Access Person’s home);

(B)	purchases which are part of an automatic reinvestment plan;

(C)	purchases or sales which are non-volitional on the part of the Access Person; and

(D)	purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer.

(ii)

Undue Influence. Access Persons shall not cause or attempt to cause any Client Account to purchase, sell or hold any security in a manner calculated to create any personal benefit to them and shall not recommend any securities transactions for a Client Account without having disclosed their interest, if any, in such securities or the issuer thereof, including, without limitation: (i) Beneficial Ownership of any securities of such issuer; (ii) any position with such issuer or its affiliates; and (iii) any present or proposed business relationship between the Access Person (or any party in which he or she has a significant interest) and such issuer or its affiliates.

(iii)	Corporate Opportunities. Access Persons shall not take personal advantage of any opportunity properly belonging to a Client.

(iv)	Other Prohibited Transactions. Access Persons shall not:

(1)	induce or cause a Client Account to take actions or to fail to take action, for personal benefit rather than for the benefit of the Client Account;

(2)

establish or maintain an account at a broker-dealer, bank or other entity through which securities transactions may be effected without written notice to the Review Officer or Assistant Review Officer prior to or promptly after establishing such an account;

(3)	use knowledge of portfolio transactions of a Client Account for their personal benefit or the personal benefit of others; or

(4)	violate the provisions of the federal or state securities laws.

(c)

Initial Public Offerings. Access Persons may not directly or indirectly acquire securities in an initial public offering without prior written approval from the Review Officer or Assistant Review Officer, which must be sought in accordance with the pre-clearance requirements of this section.

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(d)

Private Placements. Access Persons may not directly or indirectly acquire securities in a private placement unless the Review Officer or Assistant Review Officer determines whether the investment opportunity is appropriate, and therefore should be reserved, for a Client, and whether such opportunity is being offered to the Access Persons by virtue of Shenkman Capital’s relationship with the Client. Any Access Persons who has taken a personal position through a private placement will be under an affirmative obligation to disclose that position in writing to the Review Officer or Assistant Review Officer if he or she plays a material role in the Client’s subsequent investment decision regarding the same issuer; this separate disclosure must be made even though the Access Persons has previously disclosed the ownership of the privately placed security in compliance with the pre-clearance requirements of this section. Once disclosure is given, an independent review of the Client’s investment decision will be made.

(e)

High Yield Securities. Access Persons may not directly or indirectly acquire high yield fixed income securities or “cross over fixed income securities. High yield fixed income securities include bonds and convertible securities that have a credit rating equal to or lower than BB+ or Ba1 or are not rated, but have a non-investment grade credit profile. Cross over fixed income securities include bonds and convertible securities that are rated in the BBB/Baa1 category by one rating agency and the BB/Ba1 category by another rating agency.

(f)

Service As a Director. Access Persons shall not serve on the boards of directors of publicly traded companies, absent prior authorization based upon a determination by the Review Officer or Assistant Review Officer that the board service would not conflict with the interests of any Client.

(g)

Portfolio Managers. In addition to the restrictions set forth in this Section 3, no portfolio manager shall purchase or sell a Covered Security within seven calendar days before a Client Account trades in that same security and such portfolio manager made or participated in making the recommendation to trade that security for a Client Account. Any profits realized on trades within this proscribed period shall be disgorged and given to charity.

4.	REPORTING REQUIREMENTS

(a)

Reporting. Access Persons, must report to the Review Officer or Assistant Review Officer the information described in this Section with respect to transactions in any Covered Security in which they have, or by reason of such transaction acquire, any direct or indirect beneficial ownership.

(b)

Exclusions from Reporting. Purchases or sales in Covered Securities in an account in which the Access Person has no direct or indirect control or with respect to transactions effected pursuant to an automatic investment plan are not subject to the reporting requirements of this Section.

(c)

Initial Holding Reports. No later than ten (10) days after a team member becomes an Access Person he or she must report the following information, which must be current as of a date that is forty-five (45) days prior to the date on he or she became an Access Person:

(i)

the title, ticker or CUSIP, number of shares and principal amount of each Covered Security (whether or not publicly traded) in which the Access Person has any direct or indirect Beneficial Ownership as of the date he or she became subject to this Code;

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(ii)

the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the Access Person’s direct or indirect benefit as of the date he or she became subject to this Code; and

(iii)	the date that the report is submitted.

(d)	Quarterly Transaction Reports. No later than thirty (30) days after the end of a calendar quarter, Access Persons must report the following information:

(i)

with respect to any transaction during the quarter in a Covered Security (whether or not publicly traded) in which the Access Person has (or had), or by reason of such transaction acquired, any direct or indirect Beneficial Ownership:

(1)	the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

(2)	the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(3)	the price of the Covered Security at which the transaction was effected;

(4)	the name of the broker, dealer or bank with or through which the transaction was effected; and

(5)	the date that the report is submitted.

(ii)	with respect to any new account established by the Access Person in which any Covered Securities (whether or not publicly traded) were held during the quarter for your direct or indirect benefit:

(1) the name of the broker, dealer or bank which established the account;

(2) the date the account was established; and

(3) the date that the report is submitted.

(e)

Annual Holdings Reports. Annually, all Access Persons must report the following information (which information must be current as of a date no more than thirty (30) days before the report is submitted):

(i)	the title, ticker or CUSIP, number of shares and principal amount of each Covered Security (whether or not publicly traded) in which the Access Person had any direct or indirect beneficial ownership;

(ii)	the name of any broker, dealer or bank with whom you maintain an account in which any securities are held for his or her direct or indirect benefit; and

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(iii)	the date that the report is submitted.

(f)

Certification of Compliance. All Access Persons are required to certify annually (in the form of Appendix Q to the Manual) that they have received, read and understood the Code (and any amendments hereto) and recognize that they are subject to the Code. Further, all Access Persons are required to certify annually that they have complied with all the requirements of the Code and have disclosed or reported all personal securities transactions pursuant to the requirements of the Code.

(g)

Alternative Reporting. The submission to the Review Officer or Assistant Review Officer of duplicate broker trade confirmations and statements on all securities transactions shall satisfy the reporting requirements of this Section 4.

(h)

Report Qualification. Any report may contain a statement that the report shall not be construed as an admission by the person making the report that he or she has any direct or indirect Beneficial Ownership in the Covered Securities to which the report relates.

(i)

Account Opening Procedures. All Access Persons shall provide written notice to the Review Officer or Assistant Review Officer prior to or promptly after opening any account with any entity through which a Covered Securities transaction may be effected. In addition, Access Persons must promptly:

(i)	provide full access to a Client, its agents and attorneys to any and all records and documents which a Client considers relevant to any securities transactions or other matters subject to the Code;

(ii)	cooperate with a Client, or its agents and attorneys, in investigating any securities transactions or other matter subject to the Code;

(iii)	provide a Client, its agents and attorneys with an explanation (in writing if requested) of the facts and circumstances surrounding any securities transaction or other matter subject to the Code; and

(iv)

promptly notify the Review Officer or Assistant Review Officer or such other individual as a Client may direct, in writing, from time to time, of any incident of noncompliance with the Code by anyone subject to this Code.

5.	AUTHORITY TO EXEMPT TRANSACTIONS

The Review Officer or Assistant Review Officer has the authority to exempt any Access Person or any personal securities transaction of a Access Person from any or all of the provisions of this Code if the Review Officer or Assistant Review Officer determines that such exemption would not be against any interests of a Client. The Review Officer or Assistant Review Officer shall prepare and file a written memorandum of any exemption granted, describing the circumstances and reasons for the exemption.

6.	REVIEW OFFICER

(a)

Duties of Review Officer. Mr. Richard H. Weinstein, the Chief Compliance Officer of Shenkman Capital, shall be the “Review Officer.” From time to time, the Review Officer may appoint one or more individuals to act as Assistant Review Officer(s). The Review Officer or the Assistant Review Officer shall:

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(i)	review all securities transaction and holdings reports and maintain the names of persons responsible for reviewing these reports;

(ii)	identify all persons subject to this Code who are required to make these reports and promptly inform each person of the requirements of this Code;

(iii)	compare, on a quarterly basis, all Covered Securities transactions with each Client’s completed portfolio transactions to determine whether a Code violation may have occurred;

(iv)	maintain or cause to be maintained a signed acknowledgement by each person who is then subject to this Code; and

(v)

identify persons who are Access Persons and inform those persons of their requirements to obtain prior written approval from the Review Officer or Assistant Review Officer prior to directly or indirectly acquiring ownership of a security that is subject to the pre-clearance requirements of this Code.

(b)

Potential Trade Conflict. When there appears to be a transaction that conflicts with the Code, the Review Officer or Assistant Review Officer may request a written explanation of the person’s transaction. If after post-trade review, it is determined that there has been a material violation of the Code, a report will be made by the Review Officer or Assistant Review Officer with a recommendation of appropriate action to the President or Directors of Shenkman Capital.

(c)	Required Records. The Review Officer or Assistant Review Officer shall maintain or cause to be maintained:

(i)	a copy of any code of ethics adopted by Shenkman Capital which has been in effect during the previous six (6) years in an easily accessible place;

(ii)

a record of any violation of any code of ethics and of any actions taken as a result of such violation, in an easily accessible place for at least six (6) years after the end of the fiscal year in which the violation occurs;

(iii)

a copy of each report made by anyone subject to this Code as required by Section 4 for at least six (6) years after the end of the fiscal year in which the report is made, the first three (3) calendar years plus the calendar year-to-date in an easily accessible place;

(iv)

a list of all persons who are, or within the past six (6) years have been, required to make reports or who were responsible for reviewing these reports pursuant to any code of ethics adopted by Shenkman Capital, in an easily accessible place;

(v)

a copy of each written report and certification required pursuant to Section 6(e) of this Code for at least six (6) years after the end of the fiscal year in which it is made, the first three (3) calendar years plus the calendar year-to-date in an easily accessible place; and

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(vi)

a record of any decision, and the reasons supporting the decisions, approving the acquisition by Access Persons of privately placed securities for at least six (6) years after the end of the fiscal year in which the approval is granted.

(d)	Post-Trade Review Process. Following receipt of trade confirms and statements, transactions will be screened for violations of the Code, including the following:

(i)	same day trades: transactions by Access Persons occurring on the same day as the purchase or sale of the same security by a Client Account for which they are an Access Person.

(ii)

portfolio manager trades: transactions by a portfolio manager within seven calendar days before a Client Account trades in that same security and such portfolio manager made or participated in making the recommendation to trade that security for a Client Account.

(iii)

potential conflicts: transactions by Access Persons in securities, which are or have been held by a Client Account or are being or have been considered by Shenkman Capital for purchase by a Client Account.

(iv)	other activities: transactions which may give the appearance that an Access Person has executed transactions not in accordance with this Code.

(e)	Submission to Fund Board. The Review Officer or Assistant Review Officer shall at least annually prepare a written report to the Board of Directors of a Fund listed in Annex 3 that:

(i)

describes any issues under this Code or its procedures since the last report to the Directors, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and

(ii)	certifies that Shenkman Capital has adopted procedures reasonably necessary to prevent its Access Persons from violating this Code.

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CODE OF ETHICS AND POLICIES GOVERNING

PERSONAL SECURITIES TRANSACTIONS

ANNEX 1: DEFINITIONS

(a)	Access Person means:

(i)

each director or officer of Shenkman Capital, any team member or agent of Shenkman Capital, or any company in a control relationship to Shenkman Capital who, in connection with the person’s regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by Shenkman Capital on behalf of a Client Account, or whose functions relate to the making of any recommendations with respect to such purchases or sales;

(ii)

any director or team member of Shenkman Capital, or other person, who provides investment advice on behalf of Shenkman Capital and is subject to the supervision and control of Shenkman Capital who: (a) has access to non-public information regarding any Clients’ purchase or sale of securities, or non-public information regarding the portfolio holdings of any Fund; or (b) who is involved in making securities recommendations to Clients, or who has access to such recommendations that are non-public; and

(iii)

any natural person in a control relationship to Shenkman Capital who obtains information concerning recommendations made to a Client by Shenkman Capital with regard to the purchase or sale of Covered Securities by Shenkman Capital on behalf of a Client Account.

(b)	Act means the Investment Company of 1940, as amended.

(c)

Beneficial Owner shall have the meaning as that set forth in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, except that the determination of direct or indirect beneficial ownership shall apply to all Covered Securities which an Access Person owns or acquires. A beneficial owner of a security is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest (the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities) in a security.

Indirect pecuniary interest in a security includes securities held by a person’s immediate family sharing the same household. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships).

(d)

Control means the power to exercise a controlling influence over the management or policies of a company, unless this power is solely the result of an official position with the company. Ownership of 25% or more of a company’s outstanding voting securities is presumed to give the holder thereof control over the company. This presumption may be rebutted by the Review Officer or Assistant Review Officer based upon the facts and circumstances of a given situation.

(e)	Covered Security means any security except:

(i)	direct obligations of the Government of the United States;

(ii)	banker’s acceptances and bank certificates of deposits;

(iii)

commercial paper and debt instruments with a maturity at issuance of less than 366 days and that are rated in one of the two highest rating categories by a nationally recognized statistical rating organization;

(iv)	repurchase agreements covering any of the foregoing; and

(v)	shares of registered open-end investment companies other than exchange-traded funds and a Fund.

(f)	Purchase or sale includes, among other things, the writing of an option to purchase or sell.

(g)	Security held or to be acquired by a Client Account means

(i)

any Covered Security which, within the most recent 15 days (x) is or has been held by the applicable Client Account or (y) is being or has been considered by the Client or its investment adviser for purchase by the applicable Client; and

(ii)	any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.

CODE OF ETHICS AND POLICIES GOVERNING

PERSONAL SECURITIES TRANSACTIONS

ANNEX 2

List of Access Persons

As of August 20, 2012

Employee	Access Person	As of Date
Jordan Barrow	X	June 21, 2004
Ted Bernhard	X	May 30, 2001
Jonathan Bieluch	X	July 30, 2012
Brenda Boolukos	X	September 20, 2010
Teresa Cappella	X	July 13, 2009
Erin Cavanagh	X	August 1, 2007
Alexander Chan	X	October 4, 2010
Aspasia Christopoulos	X	May 30, 2001
Christopher Cody	X	May 9, 2011
Ray Condon	X	May 27, 2003
Stephanie Cram	X	February 9, 2011
Anna Danowska	X	February 19, 2008
Peter DeMasi	X	November 27, 2006
Eric Dobbin	X	April 3, 2006
Tom Doerner	X	May 8, 2006
Paul Drane	X	May 15, 2006
Daniel Eaton	X	December 1, 2010
Jonathan Eng	X	March 1, 2007
Christopher Fischman	X	June 20, 2007
Christopher Fitzgerald	X	August 9, 2010
Mark Flanagan	X	May 30, 2001
Jace Fletcher	X	June 6, 2011
Nicole Foote	X	September 14, 2009
Francis Gallo	X	November 4, 2002
Jeffrey Gallo	X	September 6, 2005
Susan Gasparini	X	March 1, 2012
Chris Gault	X	June 1, 2010
Jesse Girald	X	October 2, 2006
Kim Hekking	X	May 30, 2001
Jason Hodes	X	May 30, 2001
Justin Hylwa	X	July 9, 2007
Jelena Ivic	X	April 11, 2011
Alyssa Jimenez	X	October 24, 2011
Laurence Jollon	X	April 17, 2012
Shawn Kaye	X	April 21, 2003
Nicholas Keyes	X	December 13, 2004
Robert Kim	X	January 1, 2009
Adam Kurzer	X	April 2, 2009
Scott Leahy	X	May 2, 2005

Employee	Access Person	As of Date
Dylan Leith	X	October 10, 2011
Amy Levine	X	November 12, 2002
Charles Li	X	December 13, 2010
Peter Lin	X	August 20, 2012
Stephanie Lopez	X	August 27, 2007
Eric Lovelace	X	August 2, 2010
Nicole Lupo	X	June 23, 2003
Robert Magness	X	January 6, 2004
John Magnoli	X	June 18, 2007
Juliana Maitan	X	June 24, 2010
Arelys Martinez	X	May 30, 2001
Andrew Mastrone	X	May 16, 2007
Michael McCaffery	X	January 2, 2007
Evan McGee	X	December 31, 2003
Eileen Meara	X	May 30, 2001
Kristen Morell	X	September 1, 2011
Alexander Ng	X	May 13, 2011
Kwok Ng	X	December 23, 2002
Garrett Olson	X	June 13, 2011
Emilio Orecchia	X	May 5, 2009
Lawrence Paltrowitz	X	December 6, 2001
Dana Pecorella	X	December 15, 2009
Elizabeth Pope	X	July 16, 2012
Andrew Rice	X	January 10, 2007
Jodi Romanello	X	October 10, 2011
Robert Rosenson	X	April 2, 2007
Matthew Russ	X	July 11, 2011
Thomas Ryan	X	August 6, 2012
Nicholas Sarchese	X	January 8, 2003
Jonathan Savas	X	April 12, 2004
Kevin Scheinkopf	X	February 11, 2010
Amy Schmidt	X	August 15, 2011
Steve Scholz	X	April 13, 2009
Steve Schweitzer	X	May 30, 2001
Kim Scinto	X	September 1, 2011
Stephen Sharkey	X	November 27, 2006
Andrew Shenkman	X	January 20, 2009
Greg Shenkman	X	June 30, 2003
Mark Shenkman	X	May 30, 2001
Jennifer Sheridan	X	November 15, 2011
Justin Slatky	X	February 28, 2011
Joseph Sorensen	X	November 19, 2002
Lauren Sorensen	X	September 1, 2005
Sharon Souto	X	November 10, 2008
Michael Terwilliger	X	February 21, 2012
Eileen Tucker	X	August 6, 2012

Employee	Access Person	As of Date
Lulefer Vinca	X	May 26, 2009
Neil Wechsler	X	July 1, 2002
Richard Weinstein	X	May 30, 2001
Anna Weissman	X	November 30, 2009
Frank Whitley	X	May 30, 2001
Thomas Whitley	X	March 28, 2008

CODE OF ETHICS AND POLICIES GOVERNING

PERSONAL SECURITIES TRANSACTIONS

ANNEX 3

List of Funds

As of September 2011

1)	Harbor High-Yield Bond Fund

TICKER:	Inst:	HYFAX
	Inv:	HYFIX
	Admin:	HYFRX

2)	MEMBERS High Income Fund

TICKER:	Class A:	MHNAX
	Class B:	MHNBX

3)	Ultra Series High Income Fund

TICKER:	N/A

4)	Old Westbury Global Opportunities Fund

TICKER:	OWGOX

5)	Vantagepoint Diversifying Strategies Fund

TICKER:	VPDAX

6)	Harbor Convertible Fund

TICKER:	Inst:	HACSX
	Inv:	HICSX
	Admin:	HRSCX

7)	JPMorgan Access Balanced Fund

TICKER:	JXBSX

8)	JPMorgan Access Growth Fund

TICKER:	JXGSX

9)	Guidestone Funds Defensive Market Strategies Fund

TICKER:	Inst:	GDMYX
	Retail:	GDMZX

10)	Shenkman Short Duration High Income Fund